                                                                  EXHIBIT (A)(3)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------        -----------------------------------


                            GIVE THE
                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
--------------------------------------------
1. Individual               The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Husband and wife (joint  The actual owner
   account)                 of the account
                            or, if joint
                            funds, either
                            person(1)
4. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint   The adult or, if
   account)                 the minor is the
                            only
                            contributor, the
                            minor(1)
6. Account in the name of   The ward, minor
   guardian or committee    or incompetent
   for a designated ward,   person(3)
   minor or incompetent
   person
7.a. The usual revocable    The grantor-
     savings trust account  trustee(1)
     (grantor is also
     trustee)
b. So-called trust account  The actual
   that is not a legal or   owner(1)
   valid trust under State
   law
8. Sole proprietorship      The owner(4)
--------------------------------------------

                             GIVE THE EMPLOYER
                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:    NUMBER OF--
                                           ---
 9. A valid trust, estate    The legal
    or pension trust         entity(5)
10. Corporate                The corporation
11. Religious, charitable    The organization
    or educational
    organization
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club or     The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district or
    prison) that receives
    agricultural program
    payments
                                           ---

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) The name of the owner must be shown.
(5) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees generally exempted from backup withholding on payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States or any political subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A dealer in securities or commodities required to register in the United
   States or a possession thereof.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a) of the Code.
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals.
  NOTE: Payees may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and the payee has not provided his or her correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852 of the Code).
 . Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
 . Payments on tax-free covenant bonds under Section 1451 of the Code.
 . Payments made by certain foreign organizations.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON THE FORM AND WRITE "EXEMPT" ON THE FACE OF THE FORM.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup imposition of withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                   SERVICE.